Exhibit 99.1

ProPetro Announces Next Steps in Planned Executive Leadership Transition

MIDLAND, TX, July 27, 2021 (Businesswire) – ProPetro Holding Corp. (“ProPetro” or “the Company”) (NYSE: PUMP) today announced the further transition for certain key roles within its executive leadership team that will be effective August 31,2021. This includes:

•	The transition of Phillip Gobe, the Company’s Chairman and Chief Executive Officer, to Executive Chairman;
•	The promotion of Sam Sledge, the Company’s President, to Chief Executive Officer and his appointment to ProPetro’s Board of Directors.; and
•	The expansion of Adam Muñoz’s leadership position from Chief Operating Officer to President and Chief Operating Officer.

“Today’s announcement marks the culmination of our Board of Directors’ comprehensive succession planning process for the orderly transition of ProPetro’s executive leadership team”, said Phillip Gobe. “Both Sam and Adam are well-deserving of their expanded leadership roles, with each spending the last ten or more years at the Company during which time they have developed a deep knowledge of the business and our unique culture of teamwork. I, along with the full Board, look forward to supporting them and the rest of our talented leadership team and organization as they focus on the stewardship of the business, while remaining squarely focused on the needs of our customers and shareholders.”

Sam Sledge commented, “I appreciate the continued confidence of the Board and want to thank Phillip for his strategic leadership over the past two years. His steady guidance was crucial during our leadership transition and one of the most difficult periods in the history of the oil and gas industry due to impacts associated with the global COVID-19 pandemic. Our full leadership team will continue to work closely with Phillip and the Board to identify opportunities that promote the long-term success of our Company. As in the past, our future focus will remain on providing our customers with excellent service quality that is backed by a differentiated team and culture. We will continue to prioritize capital discipline as we target investments in new equipment with better technology that we believe will drive incremental and more consistent free cash flow generation and reduce the impact of our operations on the environment.”

Adam Muñoz stated, “I look forward to continuing to work with Sam, the rest of the leadership team, and the Board in my expanded role as we position ProPetro as the premier services provider for E&Ps with operations based in the Permian Basin. Our laser-focus on providing our customers with high-quality, efficient and safe execution at the wellsite has allowed us to succeed through many industry cycles. As in the past, we will continue to provide our customers with a service proposition that closely aligns with their needs and grows long-term value for our shareholders.”

About Sam Sledge

Sam Sledge joined ProPetro in 2011 and has served in various capacities throughout his tenure, including Frac Technical Specialist and Technical Operations Manager where his duties included quality control, planning and logistics, and the development of the engineering program. He also served as Vice President of Finance, Corporate Development and Investor Relations before being named Chief Strategy and Administrative Officer and most recently President. Sam earned a Bachelor of Business Administration and a Master of Business Administration from Baylor University.

About Adam Muñoz

Adam Muñoz joined the Company in 2010 to initiate ProPetro’s Permian pressure pumping operation. Prior to joining ProPetro, he held sales and operations roles at Frac Tech Services and Weatherford International. At ProPetro, Adam has served as the Director of Business Development and Technical Services where he was responsible for overseeing the growth of the hydraulic fracturing operations as well as managing the department’s day-to-day technical services. Prior to his current role of Chief Operating Officer, Adam most recently served as Senior Vice President of Operations. Previous to that role he served as Vice President of Frac Services where his duties included leading the hydraulic fracturing division through specific efforts to increase operational efficiencies and maximize financial productivity. Adam received a Bachelor of Business Marketing from the University of Texas at the Permian Basin.

About ProPetro

ProPetro Holding Corp. is a Midland, Texas-based oilfield services company providing pressure pumping and other complementary services to leading upstream oil and gas companies engaged in the exploration and production of North American unconventional oil and natural gas resources. For more information, please visit www.propetroservices.com.

Forward-Looking Statements

Except for historical information contained herein, the statements in this news release are forward-looking statements that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding growing the business and performance at the wellsite. Forward-looking statements are subject to a number of risks and uncertainties that may cause actual events and results to differ materially from the forward-looking statements. Such risks and uncertainties include the operational disruption and market volatility resulting from the COVID-19 pandemic and other factors are described in ProPetro’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, particularly the “Risk Factors” sections of such filings, and other filings with the Securities and Exchange Commission. In addition, ProPetro may be subject to currently unforeseen risks that may have a materially adverse impact on it. Accordingly, no assurances can be given that the actual events and results will not be materially different than the anticipated results described in the forward-looking statements. The forward-looking statements in this news release are made as of the date of this news release. ProPetro does not undertake, and expressly disclaims, any duty to publicly update these statements, whether as a result of new information, new developments or otherwise, except to the extent that disclosure is required by law.

Contact: ProPetro Holding Corp

David Schorlemer

Chief Financial Officer

investors@propetroservices.com

432-688-0012

Josh Jones

Director of Finance

investors@propetroservices.com

432-688-0012

2